                                                                     EXHIBIT 3.4






                                     AMENDED

                                    RESTATED

                                     BYLAWS

                                       OF

                                  LODGIAN, INC.



Effective as of March 4, 2004

                                TABLE OF CONTENTS

                                    ARTICLE I

                                     OFFICES

                                                                                                                   Page

Section 1.          Registered Office in Delaware..................................................................1

Section 2.          Other Offices..................................................................................1

                                                  ARTICLE II

                                           MEETINGS OF STOCKHOLDERS

 Section 1.         Annual Meeting ................................................................................1

 Section 2.         Special Meetings ..............................................................................1

 Section 3.         Notice of Meetings ............................................................................1

 Section 4.         Waiver of Notice...............................................................................2

 Section 5.         Adjournments ..................................................................................2

 Section 6.         Quorum ........................................................................................2

 Section 7.         Voting ........................................................................................2

 Section 8.         Proxies .......................................................................................2

 Section 9.         Organization...................................................................................2

 Section 10.        Advance Notice of Business to be Transacted At Annual Meetings ................................3

                                                    ARTICLE III

                                                BOARD OF DIRECTORS

 Section 1.         General Powers ................................................................................4

 Section 2.         Number and Term of Holding Office .............................................................4

 Section 3.         Nomination of Directors and Advance Notice Thereof.............................................4

 Section 4.         Resignation ...................................................................................5

 Section 5.         Vacancies .....................................................................................5

 Section 6.         Meetings.......................................................................................5

 Section 7.         Action by Consent..............................................................................6

 Section 8.         Meetings by Conference Telephone, Etc. ........................................................6

 Section 9.         Compensation ..................................................................................6

                                                     ARTICLE IV

                                                     COMMITTEES

 Section 1.         Committees ....................................................................................6



                                                    ARTICLE V

                                                    OFFICERS

 Section 1.          Officers......................................................................................7

 Section 2.          Authority and Duties..........................................................................7

 Section 3.          Term of Office, Resignation and Removal.......................................................7

 Section 4.          Vacancies.....................................................................................7

 Section 5.          The Chairman..................................................................................7

 Section 6.          The Chief Executive Officer...................................................................7

 Section 7.          The President ................................................................................7

 Section 8.          Vice Presidents ..............................................................................8

 Section 9.          The Secretary ................................................................................8

 Section 10.         Assistant Secretaries ........................................................................8

 Section 11.         Chief Financial Officer ......................................................................8

 Section 12.         The Treasurer.................................................................................8

 Section 13.         Assistant Treasurers .........................................................................8

 Section 14.         Additional Officers ..........................................................................8

                                                    ARTICLE VI

                                    DIVIDENDS, CHECKS, DRAFTS, NOTES AND PROXIES

 Section 1.          Dividends ....................................................................................9

 Section 2.          Checks, Drafts and Notes......................................................................9

 Section 3.          Execution of Proxies .........................................................................9

                                                   ARTICLE VII

                                          SHARES AND TRANSFER OF SHARES

 Section 1.          Certificates of Stock.........................................................................9

 Section 2.          Record........................................................................................9

 Section 3.          Transfer of Stock ............................................................................9

 Section 4.          Addresses of Stockholders.....................................................................9

 Section 5.          Lost, Destroyed or Mutilated Certificates....................................................10

 Section 6.          Facsimile Signatures ........................................................................10

 Section 7.          Regulations .................................................................................10

 Section 8.          Record Date .................................................................................10

 Section 9.          Registered Stockholders......................................................................10

                                                  ARTICLE VIII

                                                BOOKS AND RECORDS

 Section 1.          Books and Records............................................................................10

                                                   ARTICLE IX

                                                      SEAL


 Section 1.          Seal.........................................................................................11

                                                   ARTICLE X

                                                  FISCAL YEAR


 Section 1.          Fiscal Year..................................................................................11



                                                   ARTICLE XI

                                                 INDEMNIFICATION

 Section 1.          Indemnification..............................................................................11



                                                   ARTICLE XII

                                                   AMENDMENTS

 Section 1.          Amendments...................................................................................13

                                 RESTATED BYLAWS
                                       OF
                                  LODGIAN, INC.


                                    ARTICLE I
                                     OFFICES

         Section. 1.       Registered Office in Delaware. The address of the
registered office of Lodgian, Inc. (hereinafter called the "Corporation") in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801, and the registered agent in charge thereof shall be The Corporation Trust Company.

         Section 2. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may from time to time require. Notwithstanding the foregoing, the corporate headquarters of the Corporation shall be initially located in Atlanta, Georgia.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place within or without the State of Delaware, and at such date and hour, as shall be designated by the Board and set forth in the notice or in a duly executed waiver of notice thereof.

         Section 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by: (i) stockholders who hold, in the aggregate, not less than twenty five percent (25%) of the issued and outstanding shares of the common stock of the Corporation; or
(ii) a majority of the members of the Board or by the Chief Executive Officer of the Corporation (the "CEO"). A special meeting of stockholders of the Corporation may not be called by any other person or persons. Any such meeting shall be held at such place within or without the State of Delaware, and at such date and hour, as shall be designated in the notice or in a duly executed waiver of notice of such meeting. Only such business as is stated in the written notice of a special meeting may be acted upon thereat.

         Section 3. Notice of Meetings. Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is held, shall be given personally or by first class mail to each stockholder entitled to vote at such meeting, not less than 10 nor more than 60 calendar days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary shall have received from any stockholder entitled to vote a written request that notices intended for such stockholder are to be mailed to an address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

         Notice of a special meeting may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, by the Secretary of the Corporation on behalf of such person or persons. If the person or persons calling a special meeting of stockholders gives notice thereof, such person or persons shall forward a copy thereof to the Secretary. Every request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

         Section 4. Waiver of Notice. Notice of any annual or special meeting of stockholders need not be given to any stockholder entitled to vote at such meeting who files a written waiver of notice with the Secretary, duly executed by the person entitled to notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except as provided by law.

         Section 5. Adjournments. When a meeting is adjourned to another date, hour or place, notice need not be given of the adjourned meeting if the date, hour and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting.

         When any meeting is convened, the presiding officer, if directed by the Board, may adjourn the meeting if (a) no quorum is present for the transaction of business, or (b) the Board determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights.

         Section 6. Quorum. Except as otherwise provided by law or the Restated Certificate of Incorporation of the Corporation (the "Restated Certificate of Incorporation"), whenever a class of stock of the Corporation is entitled to vote as a separate class, or whenever classes of stock of the Corporation are entitled to vote together as a single class, on any matter brought before any meeting of the stockholders, whether annual or special, holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the shares of stock of such class voting as a separate class, or classes voting together as a single class, as the case may be, outstanding and entitled to vote thereon, present in person or by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter at any such meeting of the stockholders. If, however, such quorum shall not be present or represented, the stockholders entitled to vote thereon may adjourn the meeting with respect to that matter from time to time in accordance with Section 5 of this Article II until a quorum shall be present or represented.

         Section 7. Voting. Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of capital stock entitled to vote thereat held by such stockholder. Except as otherwise provided by law or the Restated Certificate of Incorporation or these Bylaws, when a quorum is present with respect to any matter brought before any meeting of the stockholders, the vote of the holders of stock casting a majority of the votes present in person or represented by proxy and entitled to be cast on the matter shall decide any such matter. Votes need not be by written ballot, unless the Board, in its discretion, requires any vote or votes cast at such meeting to be cast by written ballot.

         Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders at such time as the Board may require. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         Section 9. Organization. Meetings of stockholders of the Corporation shall be presided over by the CEO in accordance with Article V,
Section 6, or in the absence of the CEO, by the President, or in the absence of the President by a director chosen by a majority of the directors present at such meeting. The Secretary of the Corporation (the "SECRETARY"), or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 10. Advance Notice of Business to be Transacted At Annual Meetings.

         (a) To be properly brought before the annual meeting of stockholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 10. In addition to any other applicable requirements, including but not limited to the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of this Section 10(a), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         (b) To be timely, a stockholder's notice to the Secretary pursuant to clause (iii) of Section 10(a) must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs.

         (c) To be in proper written form, a stockholder's notice to the Secretary pursuant to clause (iii) of Section 10(a) must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         (d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting of stockholders except business brought before such meeting in accordance with the procedures set forth in this Section 10; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this
Section 10 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of such meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         Section 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

         Section 2. Number and Term of Holding Office. The Board of the Corporation shall consist of not less than six members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Corporation then holding office at any special or regular meeting. Any such resolution increasing or decreasing the number of directors shall have the effect of creating or eliminating a vacancy or vacancies, as the case may be, provided that no such resolution shall reduce the number of directors below the number then holding office. Except as provided in
Section 5 of this Article III, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office as provided by Article VIII of the Restated Certificate of Incorporation. None of the directors need be stockholders of the Corporation.

         Section 3.        Nomination of Directors and Advance Notice Thereof.

         (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Restated Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 3. In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (ii) of this Section 3(a), such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         (b) To be timely, a stockholder's notice to the Secretary pursuant to clause (ii) of Section 3(a) must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs, or (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

         (c) To be in proper written form, a stockholder's notice to the Secretary pursuant to clause (ii) of Section 3(a) must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice, (A) the name and record address of such stockholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         (d) No person shall be eligible for election as, a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 3. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

         Section 4. Resignation. Any director may resign at any time by giving written notice to the Board, the CEO, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Vacancies. Any vacancy occurring in the Board, including a vacancy created by an increase in the number of directors, may be filled by the stockholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. Any director elected by the Board to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

         Section 6. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 7 of this
Article III.

         (b) Other Meetings. Other meetings of the Board shall be held at such times as the Board shall from time to time determine or upon call by the Chairman, the CEO, the President or any two directors.

         (c) Notice of Meetings. Regular meetings of the Board may be held without notice. The Secretary of the Corporation shall give notice to each director of each special meeting, including the time and place of such special meeting. Notice of each such meeting shall be given to each director either by mail, at least two days before the day on which such meeting is to be held, or by telephone, telegram, facsimile, telex or cable not later than the day before the day on which such meeting is to be held or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice of any meeting shall not be required to be given to any director who shall attend such meeting. A waiver of notice by the person entitled thereto, whether before or after the time of any such meeting, shall be deemed equivalent to adequate notice.

         (d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

         (e) Quorum and Manner of Acting. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, a majority of the total number of directors then in office shall be necessary at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the affirmative vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

         (f) Minutes of Meetings. The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

         Section 7. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent or consents thereto is signed by all members of the Board or such committee, as the case may be, and, such written consent or consents are filed with the minutes of the proceedings of the Board or such committee.

         Section 8. Meetings by Conference Telephone, Etc. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board, or of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         Section 9. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum, if any, or such fees, if any, for attendance at meetings of the Board or of any committee thereof, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section 9 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                   COMMITTEES

         Section 1. Committees. The Board, by resolution passed by a majority of the number of directors constituting the whole Board, may designate members of the Board to constitute one or more committees which shall in each case consist of such number of directors, not fewer than two, and, to the extent permitted by law and provided in the resolution establishing such committee, shall have and exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board shall otherwise by resolution provide. The Board, upon approval of a majority of the number of directors constituting the whole Board, shall have power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time. Each committee shall keep regular minutes and report to the Board when required.

                                    ARTICLE V
                                    OFFICERS

         Section 1. Officers. The officers of the Corporation shall be the CEO, the President, the Secretary and a Treasurer and may include one or more Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors from time to time may elect a Chairman or Co-Chairmen of the Board. Any two or more offices may be held by the same person.

         Section 2. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.

         Section 3. Term of Office, Resignation and Removal. (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

         (b) Any officer may resign at any time by giving written notice to the Board, the CEO, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the CEO, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         (c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the Shares entitled to vote thereon.

         Section 4. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 3 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

         Section 5. The Chairman. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors. The Board of Directors may appoint more than one person to serve as Co-Chairmen of the Board of Directors. If the Chairman or any Co-Chairman is not available to preside over a meeting of the Board, a director chosen by a majority of the directors present shall preside over the meeting.

         Section 6. The Chief Executive Officer. The CEO shall be the senior officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active management and control of the business and affairs of the Corporation and over its several officers, and shall see that all orders and resolutions of the Board are carried into effect. The CEO shall have the power to call special meetings of stockholders and call special meetings of the Board, shall preside over meetings of the stockholders of the Corporation. The CEO shall have such additional duties specified in any Employment Agreement between the Corporation and such officer in effect from time to time.

         Section 7. The President. The President shall have the power to call special meetings of the Board. If the CEO is not present at a meeting of the stockholders, the President shall preside, and if the President is not present at such meeting, a director or officer chosen by a majority of the directors present shall preside over the meeting. The President shall exercise supervision over the business of the Corporation and over its several officers, subject to the oversight of the CEO. The President shall have such additional duties specified in any Employment Agreement between the Corporation and such officer in effect from time to time.

         Section 8. Vice Presidents. Vice Presidents, if any, in such order as may be determined by the Board, shall generally assist the CEO and the President and perform such other duties as the Board, the CEO, or the President shall prescribe.

         The Board shall have the right to appoint a Vice President of Finance who shall assist the President with respect to financing and capital raising activities.

         Section 9. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board or the CEO and shall act under the supervision of the CEO. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the "Treasurer") or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board or the CEO may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the CEO.

         Section 10. Assistant Secretaries. Assistant Secretaries of the Corporation ("Assistant Secretaries"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board of the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

         Section 11. Chief Financial Officer. The Chief Financial Officer shall exercise supervision over all of the financial affairs of the Corporation, shall perform such other duties as may be prescribed by the Board or the CEO and shall act under the supervision of the CEO.

         Section 12. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the CEO. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board or the CEO shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

         Section 13. Assistant Treasurers. Assistant Treasurers of the Corporation ("Assistant Treasurers"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

         Section 14. Additional Officers. The Board or the CEO may appoint such other officers and assistant officers and agents as it or he shall deem necessary, who shall hold their offices for


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

such terms and shall have authority and exercise such powers and perform such duties as shall be determined from time to time by the Board, by resolution not inconsistent with these Bylaws, or by the CEO.

                                   ARTICLE VI
                  DIVIDENDS, CHECKS, DRAFTS, NOTES AND PROXIES

         Section 1. Dividends. Dividends shall be declared only out of any assets or funds of the Corporation legally available for the payment of dividends at such times as the Board shall direct. Dividends shall be paid to holders of the stock of the Corporation in U.S. dollars.

         Section 2. Checks, Drafts and Notes. All checks, drafts and other orders for payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

         Section 3. Execution of Proxies. The CEO or, in the absence or disability of the CEO, the President or any Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the CEO, the President or any Vice President.

                                  ARTICLE VII
                          SHARES AND TRANSFER OF SHARES

         Section 1. Certificates of Stock. Every owner of shares of stock of the Corporation shall be entitled to have a certificate evidencing the number of shares of stock of the Corporation owned by him or it and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall bear the signature (or a facsimile thereof) of the CEO, the President or any Vice President and of the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation.

         Section 2. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate evidencing stock of the Corporation issued, the number of shares represented by each such certificate and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         Section 3. Transfer of Stock. (a) The transfer of shares of stock and the certificates evidencing such shares of stock of the Corporation shall be governed by Article 8 of Subtitle I of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

    (b) Registration of transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed.

         Section 4. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post office address.

         Section 5. Lost, Destroyed or Mutilated Certificates. A holder of any shares stock of the Corporation shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing all or any such shares of stock. The Board may, its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new Certificate.

         Section 6. Facsimile Signatures. Any or all of the signatures on a certificate evidencing shares of stock of the Corporation may be facsimiles.

         Section 7. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Restated Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates evidencing stock of then. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures (or a facsimile or facsimiles thereof) of any of them. The Board may at any time terminate the employment of any transfer agent or any registrar of transfers. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar, whether because of death, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed or whose facsimile signature has been placed upon such certificate or certificates had not ceased to be such officer, transfer agent or registrar.

         Section 8. Record Date. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of stockholders entitled to notice of, or vote at, any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         Section 9. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                  ARTICLE VIII
                                BOOKS AND RECORDS

         Section 1. Books and Records. The books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board may from time to time determine.


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

                                   ARTICLE IX
                                      SEAL

         Section 1. Seal. The Board shall provide a corporate seal which shall bear the full name of the Corporation.

                                    ARTICLE X
                                   FISCAL YEAR

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change from time to time, by the Board.

                                   ARTICLE XI
                                 INDEMNIFICATION

         Section 1. Indemnification. (a) General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or after in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) Successful Defense. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Proceedings Initiated by any Person. Notwithstanding anything to the contrary contained in subsections (a) or (b) above, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board.

         (e) Procedure. Any indemnification under subsections (a) and (b) above unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, !employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of a quorum of the directors who are not parties to such action, suit or proceeding, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

         (f) Advancement of Expenses. Expenses (including attorneys' fees) incurred by a director or an officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in form and substance satisfactory to the Corporation by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article XI. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

         (g) Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (h) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware.

         (i) Definition of "Corporation". For purposes of this Article XI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (j) Certain Other Definitions. For purposes of this Article XI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent' of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation," as referred to in this Article XI.

         (k) Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided, when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (l) Repeal or Modification. Any repeal or modification of this Article XI by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         (m) Action Against Corporation. Notwithstanding any provisions of this
Article XI to the contrary, no person shall be entitled to indemnification or advancement of expenses under this Article XI with respect to any action, suit or proceeding, or any claim therein, brought or made by him against the Corporation.

                                   ARTICLE XII
                                   AMENDMENTS

         Section 1. Amendments. These Bylaws, or any of them, may be altered, amended or repealed, or new bylaws may be made, but only to the extent any such alteration, amendment, repeal or new bylaw is not inconsistent with any provision of the Certificate of Incorporation, either by a majority of the number of directors constituting the whole Board or by the stockholders of the Corporation upon the affirmative vote of the holders of 80% of the outstanding shares of capital stock of the Corporation entitled to vote thereon.


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